Exhibit 99.1

This statement is being filed by each of TW BBTS Aggregator LP ("Aggregator"), BB-II Holdco LP ("BB-II"), TW/LW GP Sub, LLC ("TW/LM"), Tailwater Energy Fund I LP ("Energy Fund"), TW GP EF-I, LP (TWGP1"), TW GP EF-I GP, LLC ("TWGP2"), Tailwater Holdings, LP (“TW Holdings”), TW GP Holdings, LLC (“TW Holdings GP”), Tailwater Capital LLC ("Tailwater"), Jason H. Downie and Edward Herring. We refer to Aggregator, BB-II, TW/LM, Energy Fund, TWGP1, TWGP2, TW Holdings, TW Holdings GP, Tailwater, Mr. Downie and Mr. Herring, collectively, as the "Reporting Persons."  Mr. Downie and Mr. Herring are members of TW Holdings GP and Tailwater and limited partners of TW Holdings.  TW Holdings (the general partner of which is TW Holdings GP) is a member of Tailwater, which is the sole member of TWGP2, which is the general partner of TWGP1, which is the general partner of Energy Fund, which is the sole member of TW/LM, which is the general partner of each of BB-II and Aggregator.  Aggregator owns 33.9% of Southcross Holdings LP ("Holdings”) and 34.5% of Southcross Holdings GP LLC (“Holdings GP”).

Holdings GP is the general partner of Holdings, which is the sole member of Southcross Holdings Guarantor GP LLC, which is the general partner of Southcross Holdings Guarantor LP, which is the sole member of Southcross Holdings Borrower GP LLC, which is the general partner of Southcross Holdings Borrower LP (“Borrower”), which directly owns all of the Common Units reported herein. As a result of the relationship of the Reporting Persons to Borrower, the Reporting Persons may be deemed to indirectly beneficially own the securities reported herein held by Borrower.

Each Reporting Person disclaims beneficial ownership of the securities reported herein (except to the extent of such Reporting Person's indirect pecuniary interest in such securities), and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.